Exhibit 1.1

Execution Version

STONE ENERGY CORPORATION

$275,000,000

1  3/4% SENIOR CONVERTIBLE NOTES DUE 2017

PURCHASE AGREEMENT

February 29, 2012

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

   INCORPORATED

As Representatives of the several

    Initial Purchasers named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Stone Energy Corporation, a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $275,000,000 in aggregate principal amount of its 1 3/4% Senior Convertible Notes due 2017 (the “Firm Notes”). The Company also proposes to issue and sell to the Initial Purchasers, not more than an additional $25,000,000 of its 1 3/4% Senior Convertible Notes due 2017 (the “Additional Notes”) if and to the extent that the Initial Purchasers shall have determined to exercise the right to purchase such 1 3/4% Senior Convertible Notes due 2017 granted to the Initial Purchasers in Section 3(b) hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes.” The Notes will be guaranteed (collectively, the “Guarantees”) by Stone Energy Offshore, L.L.C., a Delaware limited liability company (the “Notes Guarantor”), and will have terms and provisions that are summarized in the Offering Memorandum (as defined below). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Notes Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Offering Memorandum) (the “Underlying Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election, as set forth in the Offering Memorandum. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

In connection with the offering of the Notes, the Company is entering into convertible note hedge transactions and warrant transactions with each of the Representatives or affiliates thereof pursuant to confirmation letters, dated the date hereof, to the form of the ISDA 2002 Master Agreement (collectively, the “Hedge and Warrant Documentation”).

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated February 28, 2012 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule V (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information, and a final offering memorandum, dated February 29, 2012 (the “Offering Memorandum”), setting forth information regarding the Company and the Notes. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule II(A) hereto are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 8:00 a.m. (New York City time) on March 1, 2012.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K (the “Company 10-K”), the Company’s Current Reports on Form 8-K or Form 8-K/A filed since January 1, 2012 and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”). Those persons specified above are referred to herein as “Eligible Purchasers.”

2. Representations, Warranties and Agreements of the Company. The Company and the Notes Guarantor, jointly and severally, represent, warrant and agree as follows:

(a) Rule 144A Eligibility. When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Notes Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(b) Registration Exemption. Assuming the accuracy of your representations and warranties in Section 3(c), your purchase of the Notes pursuant hereto and your resale of the Securities pursuant to the Exempt Resales are exempt from the registration requirements of the Securities Act.

(c) No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Notes Guarantor, any of their respective affiliates or any of their respective representatives (other than you, as to whom the Company and the Notes Guarantor make no representation) in connection with the offer and sale of the Securities.

(d) No Integration. Neither the Company, the Notes Guarantor nor any other person acting on behalf of the Company or the Notes Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(e) Offering Memorandum. The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(f) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by an Initial Purchaser or through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(g) Exchange Act Reports. The Exchange Act Reports, when filed with the Commission, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Free Writing Offering Document. The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule II. Each Free Writing Offering Document listed in Schedule II(B) hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule II(B) hereto) in reliance upon and in conformity with written information furnished to the Company by an Initial Purchaser or through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i) Organization and Good Standing. Each of the Company and its subsidiaries (as defined in Section 17) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company 10-K.

(j) Capitalization. The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the Pricing Disclosure Package, all of the issued membership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Purchase Agreement. Each of the Company and the Notes Guarantor has all requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and the Notes Guarantor.

(l) No Conflicts. The execution, delivery and performance of (A) the Notes, the Indenture and this Agreement by the Company and the Notes Guarantor and (B) the Hedge and Warrant Documentation by the Company, the issuance and sale of the Securities and the issuance of the Underlying Common Stock upon conversion of the Notes, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Notes Guarantor or any of their subsidiaries is a party or by which the Company, the Notes Guarantor or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Notes Guarantor or any of their subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, the Notes Guarantor or any of their subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Notes Guarantor or any of their subsidiaries or any of their properties or assets, except in the case of the foregoing clauses (i) and (iii), for such breaches or violations that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Notes. The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes to be purchased by the Initial Purchasers from the Company are in substantially the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor in accordance with the terms hereof, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(n) Guarantees. The Notes Guarantor has all requisite limited liability company power and authority to perform its obligations under the Guarantees. The Guarantees of the Notes have been duly authorized for issuance pursuant to this Agreement and the Indenture and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Notes Guarantor, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(o) Indenture. Each of the Company and the Notes Guarantor has all requisite corporate power to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and the Notes Guarantor, and upon its execution and delivery, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid and binding agreement of the Company and the Notes Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.

(p) Underlying Common Stock. The Company has all the requisite corporate power and authority to issue the Underlying Common Stock issuable upon conversion of the Notes. The Underlying Common Stock has been duly and validly authorized by the Company and, and when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Common Stock will not be subject to any preemptive or similar rights.

(q) Hedge and Warrant Documentation. The Company has all requisite corporate power to execute, deliver and perform its obligations under the Hedge and Warrant Documentation. The Hedge and Warrant Documentation have been duly and validly authorized by the Company and constitute legally valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and on the Closing Date, the Hedge and Warrant Documentation will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

(r) No Consents. Assuming the accuracy of your representations and warranties in Section 3(c), no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issuance and sale of the Securities and the issuance of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance of (A) the Notes, the Indenture and this Agreement by the Company and the Notes Guarantor and (B) the Hedge and Warrant Documentation by the Company, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Initial Purchasers and the listing of the Underlying Common Stock on the New York Stock Exchange and (ii) such filings as may be required under the Exchange Act.

(s) No Material Adverse Change. Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, net current assets or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Conduct of Business. Since December 31, 2011, and except as may otherwise be disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(u) Financial Statements. The consolidated financial statements (including the related notes and supporting schedules) of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein and, in the case of unaudited financial statements, subject to year-end amount adjustments.

(v) Auditors. Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Pricing Disclosure Package and the Offering Memorandum or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(w) Reserve Engineer. Netherland, Sewell & Associates, Inc., whose report appears in the Pricing Disclosure Package and the Offering Memorandum or is incorporated by reference therein, was, as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to the Company.

(x) Proved Reserves. Estimates of proved reserves and present values as described in the Pricing Disclosure Package and reflected in the letter referred to in Section 7(h) hereof comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(y) Investment Company. Neither the Company nor any subsidiary is, and as of the Closing Date, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(z) Legal Proceedings. Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely, would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(aa) No Labor Disputes. No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(bb) Employee Benefit Plans. Except for matters that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no failure to satisfy the minimum funding standards under Section 430 of the Code and in Section 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(cc) Taxes. The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon other than those being contested in good faith, those for which reserves have been provided in accordance with U.S. generally accepted accounting principles or those currently payable without penalty or interest, and, other than disclosed in the Pricing Disclosure Package, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiencies which, if determined adversely, would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) No Defaults. Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or governmental body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) above, except for breaches or defaults that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ff) Permits. The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except where the failure to have such Permits would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(gg) Intellectual Property. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any material claim of conflict with, any such rights of others.

(hh) Environmental Compliance. Except as described in the Pricing Disclosure Package and the Offering Memorandum, the Company and each of its subsidiaries (i) are in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements of any governmental authority having lawful jurisdiction over the assets or operations of the Company or any of its subsidiaries, relating to the protection of human health or safety (to the extent such health or safety requirements relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses as they are currently being conducted, and (ii) have not received written notice of any actual or alleged violation of Environmental Laws, or of any potential legally enforceable liability for, or other legally enforceable obligation under, Environmental Laws concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of each of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Memorandum, (A) there are no legal proceedings that are pending, or currently known to the Company to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (B) none of the Company and its subsidiaries anticipates capital expenditures relating to Environmental Laws that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) No Subsidiary Payment Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(jj) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ll) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) No Distribution of Materials. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package, the Offering Memorandum and each Free Writing Offering Document listed in Schedule II(B).

(nn) No Price Stabilization. The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(oo) Title. Except as otherwise set forth in the Pricing Disclosure Package and the Offering Memorandum or such as in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have title to their respective properties as follows: (a) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; (b) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or its subsidiaries; (c) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed or used by the Company or its subsidiaries lies in an area which is, or to the knowledge of the Company will be, subject to restrictions that would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing or use of any real or personal property exists or will exist that would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or its subsidiaries as presently conducted or as the Pricing Disclosure Package and the Offering Memorandum indicate they contemplate conducting, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum or such as in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

(pp) Statements in the Pricing Disclosure Package and the Offering Memorandum. The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the captions “Description of the Convertible Note Hedge and Warrant Transactions,” “Description of Capital Stock,” “Certain United States Federal Income and Estate Tax Considerations” and “Plan of Distribution,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(qq) No Downgrading. Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

(rr) Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The management of the Company, with the participation of its principal executive and principal financial officer, or persons performing similar functions, has evaluated the effectiveness of the Company’s disclosure controls and procedures as required by Rule 13a-15(b) of the Exchange Act.

(ss) Internal Controls. The Company maintains “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(tt) No Exchange Act Violations. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

3. Purchase of the Securities by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof plus accrued and unpaid interest, if any, from March 6, 2012, the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) In addition, the Company hereby agrees, on the basis of the representations and warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers the Additional Notes, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $25,000,000 aggregate principal amount of Additional Notes at a purchase price referred to in the preceding paragraph plus accrued and unpaid interest, if any, from March 6, 2012, which purchase must be completed within 13 days of the Closing Date (as defined below). The Representatives may exercise this right on behalf of the Initial Purchasers in whole or in part by giving written notice not later than 10 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Notes to be purchased by the Initial Purchasers and the date on which such Additional Notes are to be purchased. Unless otherwise agreed to by the Company, such purchase date (the “Option Closing Date”) must be at least two business days after the written notice is given and may not be earlier than the Closing Date; provided, however, that the purchase date for the Additional Notes shall be the Closing Date to the extent such written notice is delivered at least one business day prior to the Closing Date. On the Closing Date or the Option Closing Date, as applicable, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Notes (subject to such adjustments to eliminate fractional Notes as you may determine) that bears the same proportion to the total principal amount of Additional Notes to be purchased on such Option Closing Date as the principal amount of Firm Notes set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

(c) Each Initial Purchaser, severally and not jointly, hereby represents and warrants to the Company that it will offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each Initial Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities; (ii) is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising), in connection with the offering of the Securities.

(d) The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule II hereto, (iii) the Free Writing Offering Documents listed on Schedule II hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(e) Each Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Company and its counsel deem necessary).

Each Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c), 7(d) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Securities shall be made at the office of Vinson & Elkins

L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103 at 10:00 A.M., New York City time, on March 6, 2012 (the “Closing Date”). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

Payment for any Additional Notes shall be made to the Company against delivery of such Additional Notes for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the Option Closing Date.

The Securities will be delivered to the Initial Purchasers through the facilities of The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC.

5. Agreements of the Company. The Company agrees with each of the Initial Purchasers as follows:

(a) Copies of the Offering Memorandum. The Company will furnish to the Initial Purchasers, without charge, promptly after the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) Form of Offering Memorandum. The Company will prepare the Offering Memorandum in a form approved by the Initial Purchasers and, until the later of (i) the completion of the initial offering of the Securities by the Initial Purchasers and (ii) the Closing Date, will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised; provided, that this clause shall not apply to any filing by the Company of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Securities and the offering or conversion thereof; provided further, however, that the Company shall advise the Initial Purchasers in advance of the filing of any such Annual Report, Quarterly Report or Current Report.

(c) Compliance with Security Blue Sky Laws. The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(d) Amendments to the Pricing Disclosure Package or the Offering Memorandum. If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Company or the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company will prepare an appropriate supplement or amendment thereto, and will promptly furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) Restrictions on Sales and Solicitations. The Company will not make any offer to sell or solicitation of an offer to buy the Securities that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) Qualifying the Securities. Promptly from time to time, the Company agrees to take such action as the Initial Purchasers may reasonably request to qualify the Securities and the Underlying Common Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Underlying Common Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) Lock-Up. Other than as contemplated by this Agreement with respect to the Notes and the convertible note hedge transactions and warrant transactions contemplated by the Hedge and Warrant Documentation, for a period commencing on the date hereof and ending on the 60th day after the date of the Offering Memorandum (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, (i) offer, sell, contract to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than (1) the issuance of shares of Common Stock upon conversion of the Notes, if applicable, (2) the sale or subsequent exercise or settlement (including upon termination) of the warrant transactions contemplated by the Hedge and Warrant Documentation, (3) the shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, “Compensation Plans”) existing on the date hereof and listed as an exhibit to the Company 10-K, (4) shares of Common Stock issued pursuant to currently outstanding options, warrants or rights not issued under one of those plans or (5) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued by the Company as consideration for any merger or acquisition made by the Company or any of its subsidiaries, provided that any recipients of such Common Stock enter into Lock-Up Agreements (as defined below) for the remainder of the Lock-Up Period), or sell or grant any options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than the grant of options and other equity-based awards pursuant to Compensation Plans existing on the date hereof and listed as an exhibit to the Company 10-K), (ii) enter into any swap or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other such securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (other than the registration of any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to the Compensation Plans and the filing of any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Initial Purchasers, and to cause each officer, director and stockholder of the Company set forth on Schedule IV hereto to furnish to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit C hereto (the “Lock-Up Agreements”).

(h) Pre-Closing Actions Related to Conversion Price Adjustments. Between the date hereof and the Closing Date (both dates included), the Company will not do any act or thing which, had the Firm Notes then been in issue, would result in an adjustment to the conversion price of the Firm Notes, as set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes.”

(i) Available Information. For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Securities Act) following the Closing Date, and unless otherwise available on the Commission’s Electronic Data Gathering and Retrieval System, the Company will furnish at its expense to the Initial Purchasers, and, upon request, to the holders of the Securities or the Underlying Common Stock and prospective purchasers of the Securities or the Underlying Common Stock, the information required by Rule 144A(d)(4) under the Securities Act (if any).

(j) Application of Net Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(k) No Price Stabilization. The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(l) DTC Approval. The Company will use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC and to comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book entry” transfer.

(m) No Resale of Securities. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them.

(n) No Integration. The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Securities.

(o) Performance. The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

(p) Underlying Common Stock. The Company agrees to reserve and keep available at all times, free of preemptive rights, a sufficient number of Underlying Common Stock to enable the Company to satisfy any obligations to issue Underlying Common Stock upon conversion of the Notes.

(q) NYSE Listing. The Company agrees to use its commercially reasonable efforts to list, subject to notice of issuance, the Underlying Common Stock issuable upon conversion of the Notes on the New York Stock Exchange.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing); (c) the issuance and delivery by the Company of the Securities and any taxes payable in connection therewith; (d) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states, the provinces of Canada and any other foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) all fees and expenses of the Initial Purchasers’ Canadian counsel incurred in connection with the preparation of a Canadian offering memorandum or “wrap”; (f) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (g) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (h) the approval of the Securities by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers); (i) the rating of the Securities; (j) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Securities; (k) the performance by the Company of their other obligations under this Agreement; and (l) expenses associated with any electronic road show.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations, warranties and other statements of the Company and the Notes Guarantor contained herein, to the performance by the Company and the Notes Guarantor of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Opinion of Counsel for the Company. Vinson & Elkins L.L.P. shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form attached hereto as Exhibit A.

(b) Opinion of General Counsel for the Company. Andrew L. Gates, III, shall have furnished to the Initial Purchasers his written opinion, as the Company’s Senior Vice President, Secretary and General Counsel, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form attached hereto as Exhibit B.

(c) Opinion of Counsel for the Initial Purchasers. The Initial Purchasers shall have received from Baker Botts L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) Auditor Comfort Letter. At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(e) Auditor Bring-Down Comfort Letter. With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph (the “initial letter”), the Company shall have caused to be furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(f) Reserve Engineer Comfort Letter. At the time of execution of this Agreement, the Initial Purchasers shall have received from Netherland, Sewell & Associates, Inc. an initial letter (the “initial expert letter”), in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from the initial expert letter to the Closing Date, stating the conclusions and findings of such firm with respect to the Company’s proved reserves as is customary to underwriters in connection with registered public offerings.

(g) Officers’ Certificate. The Company shall have furnished to the Initial Purchasers a certificate, dated as of the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations and warranties of the Company in Section 2 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) They have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred that should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum that has not been so set forth.

(h) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and, since such date, there shall not have been any change in the capital stock, net current assets or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(i) No Downgrade. Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(j) Subsequent Events. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Indenture. The Company and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received a copy thereof, duly executed by the Company and the Trustee.

(m) NYSE Listing. The Underlying Common Stock issuable upon conversion of the Notes shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(n) Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers and directors of the Company set forth on Schedule IV, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.

(o) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

The several obligations of the Initial Purchasers to purchase Additional Notes hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date and other matters related to the issuance of such Additional Notes.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and the Notes Guarantor, jointly and severally, hereby agree to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and affiliates participating in this offering (“Participating Affiliates”), and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Initial Purchaser, director, officer, employee, Participating Affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) any electronic road show or other written communication (as defined in Rule 405 of the Securities Act) made to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (other than the written communications contained in Clause (A), above) (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing

Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee, Participating Affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee, Participating Affiliate or controlling person in connection with investigating, defending, preparing to defend against, settling, compromising or paying any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the neither the Company nor the Notes Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by such Initial Purchaser or through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any director, officer, employee, Participating Affiliate or controlling person of that Initial Purchaser.

(b) Indemnification of the Company and the Notes Guarantor. Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, the Notes Guarantor and their respective directors, officers and employees, and each person, if any, who controls the Company or the Notes Guarantor within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Notes Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) any Blue Sky Application, or (C) any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by an Initial Purchaser or through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) and shall reimburse the Company and any such director, officer, employee or controlling person in connection with investigating, defending, preparing to defend against, settling, compromising or paying any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of one such separate counsel (in addition to any local counsel) shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (y) be liable under this Section 8 or otherwise for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the discounts and commissions received by such Initial Purchaser in connection with the Securities purchased by it and distributed to the Eligible Purchasers. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 8(d), each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee and each person, if any, who controls the Company and the Notes Guarantor within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company and the Notes Guarantor.

(e) Information Furnished by Initial Purchasers. The Initial Purchasers severally confirm that the statements set forth in the fourth paragraph and the first paragraph under the sub-heading “Stabilization, Short Positions, Market Making and Trading” of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

9. Defaulting Initial Purchasers.

(a) If, on the Closing Date or the Option Closing Date, as the case may be, any Initial Purchaser defaults in its obligations to purchase the Securities that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Securities, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities that it agreed to purchase on the Closing Date or the Option Closing Date, as the case may be, pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to the Option Closing Date, the obligation of the Initial Purchasers to purchase Additional Notes on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, the Company or Representatives may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(j), (k) or (l) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company or the Notes Guarantor fail to tender the Securities for delivery to the Initial Purchasers for any reason, or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement (other than pursuant to Section 9), the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12. Research Analyst Independence. The Company and the Notes Guarantor acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Notes Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Notes Guarantor may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Notes Guarantor by such Initial Purchasers’ investment banking divisions. The Company and the Notes Guarantor acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company and the Notes Guarantor acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company and the Notes Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or the Notes Guarantor, including, without limitation, with respect to the determination of the offering price of the Securities, and such relationship between the Company and the Notes Guarantor, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company and the Notes Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Notes Guarantor. The Company and the Notes Guarantor hereby waive any claims that the Company or the Notes Guarantor may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchaser, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Ave., New York, New York 10019, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036 (Fax: 646-855-3073), Attention: Syndicate Department (with a copy to: Fax: 212-230-8730, Attention: ECM Legal).

(b) if to the Company and the Notes Guarantor, shall be delivered or sent by mail or facsimile transmission to Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana, Attention: Andrew L. Gates, III, Esq. (Fax: 337-521-9880).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and Participating Affiliates of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors and officers of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Amendment; Waiver. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Executive Vice President and Chief Financial Officer

STONE ENERGY OFFSHORE, L.L.C.
By and through its sole member,
STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Executive Vice President and Chief Financial Officer

Purchase Agreement

Signature Page

Accepted:

BARCLAYS CAPITAL INC. MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Acting on behalf of themselves and as the
Representatives of the several Initial Purchasers

By:		Barclays Capital Inc.

	By:	/s/ David A Brown
		Name:	David A. Brown
		Title:	Managing Director

By:		Merrill Lynch, Pierce, Fenner & Smith
Incorporated

	By:	/s/ Marion Leman
		Name:	Marion Leman
		Title:	Managing Director

Purchase Agreement

Signature Page

SCHEDULE I

Principal Amount of Firm Notes to be Purchased
Initial Purchasers
Barclays Capital Inc.	$118,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	118,250,000
Tudor, Pickering, Holt & Co. Securities, Inc.	11,000,000
Capital One Southcoast, Inc.	2,750,000
Global Hunter Securities, LLC	2,750,000
Howard Weil Incorporated	2,750,000
IBERIA Capital Partners L.L.C.	2,750,000
Johnson Rice & Company L.L.C.	2,750,000
Ladenburg Thalmann & Co. Inc.	2,750,000
Rodman & Renshaw, LLC	2,750,000
Simmons & Company International	2,750,000
TD Securities (USA) LLC	2,750,000
Dahlman Rose & Company, LLC	1,375,000
Tuohy Brothers Investment Research, Inc.	1,375,000

Total	$275,000,000

Schedule I-1

SCHEDULE II

A. Amendments or Supplements to the Preliminary Offering Memorandum: None.

B. “Road Show” Materials that are Free Writing Offering Documents: Stone Energy Corporation Convertible Notes Presentation (February 2012).

Schedule II-1

SCHEDULE III

LIST OF SUBSIDIARIES

Stone Energy Offshore, L.L.C.

Caillou Boca Gathering, LLC

Schedule III-1

SCHEDULE IV

LIST OF PERSONS SUBJECT TO LOCK-UP

Officers

David H. Welch

Kenneth H. Beer

Andrew L. Gates, III

E. J. Louviere

John R. Pantaleo

J. Kent Pierret

Richard L. Smith

Richard L. Toothman, Jr.

Jerome F. Wenzel, Jr.

Florence M. Ziegler

Directors

George R. Christmas

B. J. Duplantis

Peter D. Kinnear

John P. Laborde

Robert S. Murley

Richard A. Pattarozzi

Donald E. Powell

Kay G. Priestly

Phyllis M. Taylor

Schedule IV-1

SCHEDULE V

STONE ENERGY CORPORATION

Pricing Term Sheet

The information in this pricing term sheet, dated February 29, 2012, supplements the preliminary offering memorandum, dated February 28, 2012 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	Stone Energy Corporation (the “Company”)

Ticker / Exchange for Common Stock:	SGY / The New York Stock Exchange

Title of Securities:	1 3/4% Senior Convertible Notes due 2017 (the “Notes”)

Aggregate Principal Amount Offered:	$275 million ($300 million if the Initial Purchasers’ option to purchase Additional Notes is exercised in full).

Distribution:	Rule 144A without registration rights

Issue Price:	100%, plus accrued interest, if any, from March 6, 2012

Maturity:	March 1, 2017

Interest Rate:	1 3/4% per annum

Interest Payment Dates:	March 1 and September 1

Record Dates:	February 15 and August 15

Guarantee:	The payment of the principal and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Stone Energy Offshore, L.L.C., the Company’s principal subsidiary, and by certain of the Company’s future subsidiaries that guarantee the Company’s obligations under its credit facility. The guarantee will be limited as necessary to prevent the subsidiary guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the note guarantee from being voided in bankruptcy. The guarantee will be subject to release if the subsidiary guarantor ceases to guarantee the Company’s indebtedness under its credit facility, if the Company sells the subsidiary guarantor to a third party, if the

Schedule V-1

subsidiary guarantor otherwise ceases to be a subsidiary of the Company, if the Company dissolves the subsidiary guarantor or if the Company satisfies and discharges its obligations under the Notes.

Ranking:	Senior Unsecured

Pricing Date:	February 29, 2012

Trade Date:	March 1, 2012

Closing Date:	March 6, 2012

Last Reported Sale Price on February 29, 2012:	$31.95 per share

Conversion Premium:	33.50% above the Last Reported Sale Price

Initial Conversion Price:	Approximately $42.65 per share of the Company’s common stock

Initial Conversion Rate:	23.4449 shares of the Company’s common stock per $1,000 principal amount of Notes

Use of Proceeds:

The Company estimates that the net proceeds from this offering will be approximately $266.8 million (or approximately $291.1 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses. In addition, the Company expects to receive proceeds from the sale of warrants described under “Description of the Convertible Note Hedge and Warrant Transactions” in the Preliminary Offering Memorandum. The Company intends to apply a portion of the net proceeds from the sale of the Notes and the proceeds from the sale of the warrants to fund the cost of the convertible note hedge transactions entered into between the Company and certain of the initial purchasers or their affiliates (in this capacity, the “option counterparties”).

The Company expects to apply the remaining $238.7 million for general corporate purposes, which may include providing longer term financing for the recently closed Pompano, Wideberth and Appalachian acquisitions and the repayment of outstanding borrowings under the Company’s bank credit facility.

If the initial purchasers exercise their option to purchase additional Notes in full, the aggregate net proceeds from this offering will be approximately $291.1 million. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to sell additional warrants and to use a portion of the proceeds from the

Schedule V-2

sale of the additional Notes and from the sale of the corresponding additional warrants to pay the cost of additional convertible note hedge transactions with the option counterparties.

Joint Book-Running Managers:	Barclays Capital Inc. Merrill, Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:

Tudor, Pickering, Holt & Co. Securities, Inc.

Capital One Southcoast, Inc.

Global Hunter Securities, LLC

Howard Weil Incorporated

IBERIA Capital Partners L.L.C.

Johnson Rice & Company L.L.C.

Ladenburg Thalmann & Co. Inc.

Rodman & Renshaw, LLC

Simmons & Company International

TD Securities (USA) LLC

Dahlman Rose & Company, LLC

Tuohy Brothers Investment Research, Inc.

Listing:	None

Convertible Note Hedge and Warrant Transactions:	The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock underlying the Notes. The warrants sold to the option counterparties under the warrant transactions relate to, subject to customary anti-dilution adjustments, the same number of shares of the Company’s common stock. The strike price of the convertible note hedge transactions will initially correspond to Initial Conversion Price and is subject, with certain exceptions, to the adjustments applicable to the conversion price of the Notes. The strike price of the warrants will initially equal an amount approximately 75% above the closing price of the Company’s common stock on The New York Stock Exchange on February 29, 2012 and is subject to customary anti-dilution adjustments.

CUSIP Number:	861642 AL0

ISIN:	US861642AL04

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:	The following table sets forth the number of additional shares to be added to the conversion rate per $1,000

Schedule V-3

principal amount of Notes in connection with a “make-whole fundamental change” as defined in the Preliminary Offering Memorandum, based on the stock price and the effective date of the make-whole fundamental change (such numbers of additional shares and stock prices are subject to adjustment as provided in the Preliminary Offering Memorandum):

	Stock Price
Effective Date	$31.95	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$120.00	$140.00	$160.00
March 6, 2012	7.8540	6.5098	4.8844	3.7417	2.9146	1.8369	1.2003	0.8023	0.5429	0.3683	0.1641	0.0628	0.0138
March 1, 2013	7.8540	6.3911	4.6998	3.5282	2.6936	1.6325	1.0271	0.6613	0.4306	0.2802	0.1116	0.0335	0.0012
March 1, 2014	7.8540	6.2092	4.4318	3.2262	2.3879	1.3611	0.8066	0.4896	0.3000	0.1825	0.0594	0.0089	0.0000
March 1, 2015	7.8540	5.9289	4.0266	2.7789	1.9456	0.9905	0.5250	0.2854	0.1558	0.0826	0.0145	0.0000	0.0000
March 1, 2016	7.8540	5.4997	3.3583	2.0423	1.2408	0.4626	0.1782	0.0712	0.0277	0.0077	0.0000	0.0000	0.0000
March 1, 2017	7.8540	5.1265	1.5551	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth on the table, in which case, if the stock price is:

•

between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 360-day year;

•	greater than $160.00 per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), the conversion rate will not be increased; and

•	less than $31.95 per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the total number of shares of the Company’s common stock issuable upon conversion exceed 31.2989 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

Additional Information

Risk Factors

In addition to the risks set forth under “Risk Factors” in the Preliminary Offering Memorandum, the following disclosure is added:

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Schedule V-4

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary’s guarantee of the Notes could be voided (and the Notes would then become structurally subordinated to the indebtedness and other liabilities of the subsidiary), or claims in respect of the guarantee could be subordinated to all other debts of that subsidiary guarantor, if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that the subsidiary guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Capitalization

The following replaces in its entirety the text, table and related footnotes set forth under “Capitalization” on page 23 of the Preliminary Offering Memorandum:

The following table shows our cash and cash equivalents and capitalization as of December 31, 2011 and on an as adjusted basis to reflect the consummation of this offering and the application of approximately $266.8 million in net proceeds from this offering, after deducting fees and estimated expenses, as described in “Use of Proceeds.”

Schedule V-5

This table should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this offering memorandum.

	As of December 31, 2011
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$38,451	$232,179

Long-term debt:
Bank credit facility (a)	$45,000	$—
6 3/4% Senior Subordinated Notes due 2014	200,000	200,000
8.625% Senior Notes due 2017	375,000	375,000
1 3/4% Senior Convertible Notes due 2017 offered hereby (b)	—	210,068

Total long-term debt	620,000	785,068

Stockholders’ equity:
Common stock, $.01 par value; authorized 100,000,000 shares; 48,076,860 shares issued, respectively	481	481
Treasury stock (16,582 shares, respectively, at cost)	(860)	(860)
Additional paid-in capital (b)	1,338,565	1,373,464
Accumulated deficit	(692,225)	(692,225)
Accumulated other comprehensive income	21,868	21,868

Total stockholders’ equity	667,829	702,728

Total capitalization	$1,287,829	$1,487,796

(a)	As of February 27, 2012, we had $70 million of outstanding borrowings under our bank credit facility and letters of credit totaling $27.1 million had been issued pursuant to our bank credit facility, leaving $302.9 million of availability under our bank credit facility. Upon completion of this offering, our borrowing base under our bank credit facility will be automatically reduced from $400 million to $325 million.
(b)	In accordance with ASC 470-20, the estimated liability and equity components of this offering have been recorded in the accompanying capitalization table. The carrying amount of the liability component has been determined by measuring the fair value of a similar liability that does not have an associated equity component. The carrying amount of the equity component has been determined by deducting the fair value of the liability component from the initial proceeds ascribed to the convertible instrument as a whole. Estimated transaction costs of $8.2 million have been allocated to the liability and equity components in proportion to the allocation of proceeds and accounted for as debt issuance costs and equity issuance costs, respectively. The estimated net cost of the Convertible Note Hedge and Warrant Transactions of $28.1 million has been included as an adjustment to equity.

Schedule V-6

This communication is intended for the sole use of the person to whom it is provided by the sender.

Purchasers should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this final pricing term sheet, in making an investment decision with respect to the Notes.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities, in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the Notes are only being offered and sold to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). The Notes and the Company’s common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule V-7

EXHIBIT A

FORM OF OPINION OF THE COMPANY’S COUNSEL

(a) The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware. Stone Energy Offshore, L.L.C. (“Stone Offshore”) is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. The Company has all corporate power and authority necessary to own or hold its properties to conduct its businesses as described in the Pricing Disclosure Package and the Offering Memorandum. Stone Offshore has all limited liability company power and authority necessary to own or hold its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum.

(b) No registration under the Securities Act of the Securities, and no qualification of the Indenture under the Trust Indenture Act with respect thereto, is required for the sale of the Securities to you as contemplated hereby or for the initial resale of Securities by you in the Exempt Resales, assuming without independent investigation (i) that the Securities are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of and in the manner contemplated by, this Agreement and the Offering Memorandum, (ii) the accuracy of the Initial Purchasers’ representations and warranties in the Purchase Agreement, (iii) the accuracy of the Company’s and warranties representations in the Purchase Agreement, and (iv) the due performance and compliance by the Company and the Initial Purchasers of their respective covenants and agreement set forth in this Agreement.

(c) The Maximum Amount (as defined in the Hedge and Warrant Documentation) of shares of Common Stock of the Company that may be issued and sold by the Company pursuant to the Hedge and Warrant Documentation have been duly authorized by all necessary corporate action of the Company and registered for issuance and, upon issuance and delivery in accordance with the terms of the Hedge and Warrant Documentation, such shares of Common Stock of the Company will be validly issued, fully-paid and non-assessable and free of preemptive rights arising from the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws.

(d) Each of the Company and Stone Offshore has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Securities and to issue and sell the Notes.

(e) The shares of Common Stock of the Company initially issuable upon conversion of the Notes (the “Conversion Shares”) have been duly authorized by all necessary corporate action of the Company and reserved for issuance and, assuming issuance of the Conversion Shares upon the conversion of the Notes on the date hereof in accordance with the terms of the Notes and the Indenture, would be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws.

(f) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum.

Exhibit A-1

(g) This Agreement has been duly authorized, executed and delivered by the Company and Stone Offshore.

(h) The Indenture has been duly authorized, executed and delivered by the Company and Stone Offshore and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture constitutes a valid and binding agreement of the Company and Stone Offshore, enforceable against the Company and Stone Offshore in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.

(i) The Notes are in substantially the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

(j) The Guarantees of the Notes have been duly authorized by Stone Offshore for issuance and sale pursuant to the Purchase Agreement and the Indenture and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when the Notes have been duly authenticated and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding obligations of Stone Offshore, enforceable against Stone Offshore in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

(k) The execution and delivery of the Purchase Agreement, the Indenture and the Securities by the Company and Stone Offshore, the issuance and sale of the Securities, the consummation of the transactions contemplated by the Purchase Agreement and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum do not and will not (a) result in a breach of any of the terms of the indentures and credit agreement incorporated as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (as such indentures and credit agreement have been amended); (b) result in any violation of the provisions of the Certificate of Incorporation, as amended, or Amended and Restated Bylaws of the Company or the certificate of formation or limited liability company agreement of Stone Offshore; or (c) result in any violation of any law of the United States or the State of New York, or any rule or regulation thereunder (provided that such counsel shall not be required to opine as to federal or state securities laws), except in the case of clauses (a) and (c), for any such breach or violation that would not reasonably be expected to have a Material Adverse Effect.

Exhibit A-2

(l) Subject to the assumptions contained in (b) and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable securities laws in connection with the purchase and sale of the Securities by the Initial Purchasers and such filings required to be made under the Exchange Act, no consent, approval, authorization or order of, or filing or registration with, any United States federal or New York state court or governmental agency or body is required for the execution, delivery and performance of the Purchase Agreement and the Indenture by the Company and Stone Offshore and the consummation of the transactions contemplated hereby and thereby.

(m) The descriptions in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a description of the terms of the Securities, are accurate in all material respects.

(n) The description in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Capital Stock,” insofar as it purports to constitute a summary of the terms of the Common Stock, is accurate in all material respects.

(o) The description in the Pricing Disclosure Package and the Offering Memorandum under the caption “Certain United States Federal Income and Estate Tax Considerations,” insofar as it purports to constitute a summary of matters of United States federal tax law and regulations, is accurate in all material respects.

(p) Neither the Company nor Stone Offshore is, nor after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

In rendering such opinion, such counsel may state (i) that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and (ii) that such counsel is not admitted in the State of Delaware.

Such counsel shall also have furnished to the Initial Purchasers a written statement, which may be in a separate document, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or included in the Pricing Disclosure Package and the Offering Memorandum and have not independently verified the accuracy, completeness or fairness of such statements, except as and to the extent set forth in paragraphs (m), (n) and (o) of our opinion of even date herewith and delivered to you pursuant to the Purchase Agreement.

In the course of the preparation by the Company of the Pricing Disclosure Package and the Offering Memorandum, we have participated in conferences with certain

Exhibit A-3

officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the independent reserve engineers of the Company and with your representatives and counsel, at which the contents of the Pricing Disclosure Package and the Offering Memorandum and related matters were discussed. Based on such participation (relying as to matters of fact upon statements made to us by representatives of the Company) and our review of the Pricing Disclosure Package and the Offering Memorandum, and subject to the limitations described herein, no information has come to our attention that has caused us to believe that the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum, as of the date thereof and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, other financial and accounting information and the information pertaining to oil and gas reserves contained or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum or excluded therefrom.

Exhibit A-4

EXHIBIT B

FORM OF OPINION OF IN-HOUSE COUNSEL

(a) Stone Energy Offshore, L.L.C. (“Stone Offshore”) is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. Caillou Boca Gathering, L.L.C. (“Caillou Boca”) is validly existing and in good standing as a limited liability company under the laws of the State of Nevada. Each of the Company, Caillou Boca and Stone Energy Offshore, L.L.C. (“Stone Offshore” and together with Caillou Boca, the “Subsidiaries” and each a “Subsidiary”) is qualified to do business and in good standing as a foreign corporation or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and conform to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum.

(c) Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, all of the issued membership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act or Section 86.343 of the Nevada Revised Statutes) are owned directly or indirectly by the Company, free and clear of all liens or encumbrances, except for such liens or encumbrances as would not reasonably be expected to have a Material Adverse Effect.

(d) The execution and delivery of the Purchase Agreement by the Company, the consummation of the transactions contemplated by the Agreement and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum do not and will not result in any violation of any order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for any such violation that would not be reasonably expected to have a Material Adverse Effect.

(e) To such counsel’s knowledge, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

Exhibit B-1

(f) To such counsel’s knowledge, except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely, would reasonably be expected to have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others.

In rendering such opinion, such counsel may state (i) that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Louisiana, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Nevada Limited Liability Company Act and (ii) that such counsel is not admitted in the State of Delaware or the State of Nevada.

Exhibit B-2

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

       INCORPORATED

As Representatives of the several

  Initial Purchasers named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) providing for the purchase by the Initial Purchasers of Senior Convertible Notes due 2017 (the “Notes”) of Stone Energy Corporation, a Delaware corporation (the “Company”). The Notes will be convertible into cash and shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and that the Initial Purchasers propose to reoffer the Notes in Exempt Resales (as such term is defined in the Purchaser Agreement) (the “Offering”).

In consideration of the execution of the Purchase Agreement by the Initial Purchasers, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Initial Purchasers, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 60th day after the date of the Offering Memorandum relating to the Offering (such 60-day period, the

Exhibit C-1

“Lock-Up Period”), except (i) that the undersigned may sell, pledge or dispose of shares of Common Stock that were acquired by the undersigned in the open market after the date of the Offering Memorandum, provided that no filing under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with any such sale, pledge or disposition (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the Lock-Up Period) and (ii) the undersigned may sell, pledge or dispose of any shares of Common Stock to a family member, family partnership (including a limited partnership), other family investment entity or trust, provided that in connection with any such sale, pledge or disposition (A) the recipient agrees to be bound in writing by the terms of this agreement prior to such sale, pledge or disposition and (B) the transfer is not a sale, pledge or disposition for value.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Initial Purchasers that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

[Signature page follows]

Exhibit C-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit C-3